Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 6, 2018, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”) and CONTROL4 CORPORATION, a Delaware corporation with its chief executive office located at 11734 S. Election Road, Suite 200, Draper, Utah 84020 (“Borrower”) and modifies the Loan Agreement (as defined below) as set forth below.

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is obligated to Bank pursuant to a loan arrangement dated as of June 26, 2013, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 26, 2013, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of October 7, 2013, between Borrower and Bank, and as further amended by that certain Second Loan Modification Agreement dated as of January 29, 2016, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2.                                      DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         The Loan Agreement shall be amended by deleting the following Section 6.2(d) (“Compliance Certificate”) thereof, in its entirety:

“                                          (d)                                 Compliance Certificate.  Within (i) thirty (30) days after the last day of each month during which a Testing Period was in effect at any point, and (ii) forty-five (45) days after the last day of each quarter, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or quarter, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

and inserting in lieu thereof the following:

“                                          (d)                                 Compliance Certificate.  Within forty-five (45) days after the last day of each quarter, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

2                                         The Loan Agreement shall be amended by deleting the following Section 6.7 (“Financial Covenants”) thereof, in its entirety:

“6.7                         Financial Covenants.  Maintain, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)                                 Liquidity Coverage.  During any Testing Period, to be tested as of the beginning of each Testing Period and as of the last day of each month during which a Testing Period was in effect, a ratio of (i) Borrower’s unrestricted and unencumbered cash at Bank plus net billed accounts receivable to (ii) the aggregate amount of outstanding Obligations of Borrower to Bank, of at least 1.50:1.0.

(b)                                 Intentionally Omitted.

(c)                                  Interest Coverage Ratio.  To be tested as of the last day of each quarter, an Interest Coverage Ratio of at least 2.0:1.0.”

and inserting in lieu thereof the following:

“6.7                         Financial Covenants.  Maintain, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)                                 Leverage Ratio.  To be tested as of the last day of each quarter, a Leverage Ratio not to exceed (i) 3.0:1.0 for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018, (ii) 2.75:1.0 for the quarters ending December 31, 2018, March 31, 2019 and June 30, 2019, and (iii) 2.50:1.0 for the quarter ending September 30, 2019 and each quarter thereafter.

(b)                                 Liquidity.  To be tested as of the last day of each quarter, (i) unrestricted and unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement, plus (iii) the unused Availability Amount on the 2016 Revolving Line, in an amount of at least Fifteen Million Dollars ($15,000,000.00).

(c)                                  Interest Coverage Ratio.  To be tested as of the last day of each quarter, an Interest Coverage Ratio of at least 2.0:1.0.”

3                                         The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“                                          “2016 Revolving Line” is an aggregate principal amount equal to Thirty Million Dollars ($30,000,000.00).”

“                                          “2016 Revolving Line Maturity Date” is January 29, 2018.”

“                                              “Permitted Acquisitions” means the acquisition by Borrower of all or substantially all of the assets of another company or companies (collectively, the “Target”), provided that (a) Target is engaged in a similar line of business as Borrower both prior to and after giving effect to such acquisition, (b) such acquisition is non-hostile in nature, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, (d) Borrower provides evidence to Bank acceptable to Bank in its sole and absolute discretion that Borrower is and shall be in compliance with the terms of this Agreement both prior to and after giving effect to such acquisition, (e) such acquisition is consummated within a reasonable amount of time, as determined by Bank in its sole and absolute discretion, (f) Borrower shall provide evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately after giving effect to such acquisition, that Borrower shall have (i) unrestricted and

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unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement, plus (iii) the unused Availability Amount on the 2016 Revolving Line, in an amount of at least Thirty Million Dollars ($30,000,000.00) (without taking into account the amount of any potential earn-out payments pursuant to such acquisition), (g) within thirty (30) days after giving effect to such acquisition, upon request of Bank, Borrower shall (i) cause Target to become a co-borrower hereunder and provide to Bank such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of Target), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Target, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (h) Borrower remains a separate legal entity following the transactions in connection with and contemplated by such acquisition, (i) prior to the consummation of such acquisition, Borrower delivers to Bank evidence that the assets of Target are free and clear of all Liens, and (j) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Borrower in connection with such acquisition.”

and inserting in lieu thereof the following:

“                                          “2016 Revolving Line” is an aggregate principal amount equal to Forty Million Dollars ($40,000,000.00).”

“                                          “2016 Revolving Line Maturity Date” is January 29, 2020.”

“                                          “Permitted Acquisitions” means the acquisition by Borrower of all or substantially all of the assets of another company or companies (collectively, the “Target”), provided that (a) Target is engaged in a similar line of business as Borrower both prior to and after giving effect to such acquisition, (b) such acquisition is non-hostile in nature, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, (d) Borrower provides evidence to Bank acceptable to Bank in its sole and absolute discretion that Borrower is and shall be in compliance with the terms of this Agreement both prior to and after giving effect to such acquisition, (e) such acquisition is consummated within a reasonable amount of time, as determined by Bank in its sole and absolute discretion, (f) Borrower shall provide evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately after giving effect to such acquisition, that Borrower shall have (i) unrestricted and unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement, plus (iii) the unused Availability Amount on the 2016 Revolving Line, in an amount of at least Forty Million Dollars ($40,000,000.00) (without taking into account the amount of any potential earn-out payments pursuant to such acquisition), (g) within thirty (30) days after giving effect to such acquisition, upon request of Bank, Borrower shall (i) cause Target to become a co-borrower hereunder and provide to Bank such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority

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Lien (subject to Permitted Liens) in and to the assets of Target), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Target, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (h) Borrower remains a separate legal entity following the transactions in connection with and contemplated by such acquisition, (i) prior to the consummation of such acquisition, Borrower delivers to Bank evidence that the assets of Target are free and clear of all Liens, and (j) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Borrower in connection with such acquisition.”

4                                         The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

“                                          “Testing Period” is any time that the sum of Borrower’s (i) unrestricted and unencumbered cash and Cash Equivalents at Bank, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement, is less than Thirty Million Dollars ($30,000,000.00).”

5                                         The Compliance Certificate appearing as Exhibit E to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.                                      FEES.  Borrower shall pay to Bank a commitment fee equal to One Hundred Thousand Dollars ($100,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                      RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 29, 2016 delivered by Borrower to Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6.                                      CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                      RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                      NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                      CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the

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Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.                               COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

CONTROL4 CORPORATION	SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

Schedule 1

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	CONTROL4 CORPORATION

The undersigned authorized officer of CONTROL4 CORPORATION (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                 with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements	Quarterly within 45 days	Yes No
Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved projections	Within 30 days prior to FYE	Yes No

Financial Covenants	Required		Actual	Complies

Maintain (tested quarterly)
Leverage Ratio	:1.0	*	:1.0	Yes No
Liquidity	$15,000,000		$	Yes No
Interest Coverage Ratio	2.0:1.0		:1.0	Yes No

*as set forth in Section 6.7(a)

Performance Pricing

	LIBOR Advance	Primate Rate Advance	Applies
Leverage Ratio > 2.0:1.0 at any time during such period	LIBOR Rate plus 2.75%	Prime Rate plus 0.25%	Yes No
Leverage Ratio < 2.0:1.0 at all times during such period	LIBOR Rate plus 2.50%	Prime Rate plus 0.0%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

CONTROL4 CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:	_______________

I.                                        Leverage Ratio (Section 6.7(a))

Required:

To be tested as of the last day of each quarter, a Leverage Ratio not to exceed (i) 3.0:1.0 for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018, (ii) 2.75:1.0 for the quarters ending December 31, 2018, March 31, 2019 and June 30, 2019, and (iii) 2.50:1.0 for the quarter ending September 30, 2019 and each quarter thereafter.

Actual:	:1.0

A.	Aggregate value of outstanding Obligations of Borrower to Bank as of the last day of such twelve (12) month period	$

B.	Adjusted EBITDA (during subject twelve (12) month period)	$

C.	Leverage Ratio (line A divided by line B)	________

Is line C equal to or less than :1:0?

No, not in compliance	Yes, in compliance

II.                                   Liquidity (Section 6.7(b))

Required:

To be tested as of the last day of each quarter, (i) unrestricted and unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement, plus (iii) the unused Availability Amount on the 2016 Revolving Line, in an amount of at least Fifteen Million Dollars ($15,000,000.00).

Actual:	$

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates	$

B.	Without duplication, amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement	$

C.	Unused Availability Amount on the 2016 Revolving Line	$

D.	Sum of Line A plus Line B plus Line C	$

Is line D equal to or greater than $15,000,000.00?

No, not in compliance	Yes, in compliance

III.                              Interest Coverage Ratio (Section 6.7(c))

Required:	To be tested as of the last day of each quarter, an Interest Coverage Ratio of at least 2.0:1.0.

Actual:	:1.0

A.	Adjusted EBITDA (during subject twelve (12) month period)	$

B.	Unfunded capital expenditures (during subject twelve (12) month period)	$

C.	Cash taxes (during subject twelve (12) month period)	$

D.	Line A minus Line B minus Line C	$

E.	Actual interest payments on all outstanding Indebtedness of Borrower (during subject twelve (12) month period)	$

F.	Interest Coverage Ratio (line D divided by line E)	_______

Is line F equal to or greater than 2.0:1:0?

No, not in compliance	Yes, in compliance